UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2019 (July 23, 2019)

CurAegis Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 1.01.  Entry into a Material Definitive Agreement.

Demand Notes with Share Rights:

On July 23, 2019, CurAegis Technologies, Inc. (the “Company) commenced a financing (the “Financing”), in connection with which the Company entered into a credit facility of up to $1,500,000 with M&T Bank and commenced an offering (the “Offering”) of up to 15,152,500 shares of the Company’s Common Stock. Each of the investors in the Offering and the Company, as co-borrowers, shall execute Demand Notes in favor of the lender, and the Company shall enter into a General Security Agreement, among other documents. Interest on the Demand Notes shall accrue at the lender’s prime rate, and, as demand notes, the lender may make demand for payment at any time. Purchases of the Company’s Common Stock in the Offering shall be pursuant to a Subscription Agreement. As of the date of this Current Report on Form 8-K, the Company has issued and sold 60,000 shares of the Company’s Common Stock and received aggregate proceeds of $200,000 in the Financing.

The shares of the Company’s Common Stock are being offered and sold in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”), as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission thereunder. The shares of the Company’s Common Stock will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This information set forth in this Current Report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any shares of the Company’s Common Stock, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The description of the Financing above is only a summary and is subject to, and qualified in its entirety by reference to, the Subscription Agreement, a copy of which is attached as Exhibit 10.1, the form of Demand Note, a copy of which is attached as Exhibit 10.2, and the General Security Agreement, a copy of which is attached as Exhibit 10.3, each of which are incorporated by reference in this Current Report on Form 8-K.

2019 Convertible Notes

The Company is currently offering up to $2.5 million aggregate principal amount of 6% Senior Convertible Promissory Notes and 750,000 shares of common stock (the “2019 Convertible Notes and Shares”) in a private placement. During the period from June 3, 2019 to July 25, 2019, the Company issued $350,000 aggregate principal amount of 6% Senior Convertible Promissory Notes, and 105,000 shares of common stock, in connection with the 2019 Convertible Notes and Shares.

This Current Report on Form 8K of the Company reports the July 25, 2019 investment made by William W. Destler, a director of the Company. On July 25, 2019, William W. Destler, a director of the Company, purchased $25,000 principal amount of the 6% Senior Convertible Promissory Notes and received the corresponding shares of common stock.

The 2019 Convertible Notes and Shares are included in a private placement exempt from registration under the Securities Act and Rule 506 thereunder. Each purchaser is an accredited investor. Such securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer for the sale of any securities. The descriptions of the 2019 Convertible Notes and Shares, and the securities purchase agreement pursuant to which the 2019 Convertible Notes and Shares are offered, are qualified in their entirety by reference to Exhibits 4.1 and 4.2 hereto, which are incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference in Item 2.03 of this Current Report on Form 8-K.

Item 3.02.  Unregistered Sale of Equity Securities.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference in Item 3.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

4.1 Form of 2019 SPA (incorporated by reference to Exhibit 4.1 to CurAegis Technologies, Inc. Current Report on Form 8-K filed with the SEC on June 3, 2019).

4.2 Form of 6% Senior Convertible Promissory Note (incorporated by reference to Exhibit 4.2 to CurAegis Technologies, Inc. Current Report on Form 8-K filed with the SEC on June 3, 2019).

10.1 Form of Subscription Agreement

10.2 Form of Demand Note

10.3 General Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

July 29, 2019	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer